EXHIBIT 16.1

                            SHELLEY INTERNATIONAL CPA

                               144 S. MESA DR. #E
                                 MESA, AZ 85210





Securities and Exchange Commission
100 F. Street, NE
Washington, D.C. 20549

December 5, 2005

Ladies and Gentlemen:

         We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the change in auditor to be filed by our former client, Century Pacific Financial Corporation. We agree with the statements made in response to that
Item insofar as they relate to our Firm.


                                           Very truly yours,

                                           /s/ Mark Shelley
                                           -------------------------
                                           Shelley International CPA